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                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                IMAGEX.COM, INC.
             (Exact name of registrant as specified in its charter)

              WASHINGTON                                  91-1727170
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)

                        10800 N.E. 8TH STREET, SUITE 200
                           BELLEVUE, WASHINGTON 98004
          (Address of principal executive offices, including zip code)

       AMENDED AND RESTATED EXTENSIS CORPORATION 1994 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                RICHARD P. BEGERT
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                IMAGEX.COM, INC.
                        10800 N.E. 8TH STREET, SUITE 200
                           BELLEVUE, WASHINGTON 98004
                                 (425) 452-0011
(Name, address and telephone number, including area code, of agent for service)

                             ----------------------

                                   COPIES TO:

                                 MARIAM J. NAINI
             VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                                IMAGEX.COM, INC.
                        10800 N.E. 8TH STREET, SUITE 200
                           BELLEVUE, WASHINGTON 98004

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------   -------------  ----------------  ------------------- -------------
                                             NUMBER TO       PROPOSED        PROPOSED MAXIMUM    AMOUNT OF
       TITLE OF SECURITIES                 BE REGISTERED  OFFERING PRICE        AGGREGATE       REGISTRATION
        TO BE REGISTERED                     (1)(2)          PER SHARE(3)     OFFERING PRICE(3)        FEE
----------------------------------------   ------------   ----------------  ------------------- -------------
COMMON STOCK, PAR VALUE $0.01 PER SHARE       748,539          $10.20           $7,635,098        $2,015.67
----------------------------------------   ------------   ----------------- ------------------- -------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock reserved for issuance pursuant to the stock incentive compensation plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.

(2) Pursuant to an Amended and Restated Agreement and Plan of Merger dated as of May 20, 2000 and effective as of March 18, 2000 (the "Merger Agreement"), by and among the Registrant, Columbia Acquisition Corp., creativepro.com, Inc., and Standish O'Grady, as shareholder representative, the Registrant assumed all of the outstanding options to purchase common stock of creativepro.com, Inc. under the Amended and Restated Extensis Corporation 1994 Stock Incentive Plan (the "creativepro Assumed Options"), with appropriate adjustements to the number of shares of each creativepro Assumed Option to reflect the ratio at which outstanding options to purchase creativepro.com, Inc.'s common stock were converted into options to purchase Common Stock of the Registrant under the Merger Agreement.

(3) Shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price and the registration fee have been computed upon the basis at which the options may be exercised.

                                  INTRODUCTION

This Registration Statement on Form S-8 is filed by ImageX.com, Inc. (the "Registrant" or "Company"), a Washington corporation, relating to 748,539 shares of its common stock, par value $0.01 per share (the "Common Stock"), issuable under the Amended and Restated Extensis Corporation 1994 Stock Incentive Plan (the "Stock Incentive Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

          Not filed as part of this Registration Statement pursuant to Note to
          Part 1 of Form S-8.

ITEM 2.   REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL INFORMATION.

          Not filed as part of this Registration Statement pursuant to Note to
          Part 1 of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 22, 2000 which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above, including ImageX.com's Quarterly Report on Form 10-Q for the quarter ended
         March 31, 2000 filed with the Commission on May 15, 2000; and

     (c) The description of the Registrant's Common Stock contained in Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-94639) filed with the Commission on February 8, 2000, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Amended and Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the Registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the Registrant for such purpose.

     Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 7 of the Registrant's Amended and Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

     The Registrant has entered into certain indemnification agreements with its officers and directors that provide indemnification to the maximum extent permitted by the WBCA.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS


  Exhibit
   Number                                        Description
-------------        ----------------------------------------------------------------------------
  5.1                Opinion of Lane Powell Spears Lubersky LLP regarding legality of the Common
                     Stock being registered

 23.1                Consent of Independent Accountants

 23.2                Consent of Lane Powell Spears Lubersky LLP (included in opinion filed as
                     Exhibit 5.1)

 24.1                Power of Attorney (see signature page)

 99.1                Amended and Restated Extensis Corporation 1994 Stock Incentive Plan.

ITEM 9.  UNDERTAKINGS

A.     The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 16th day of June, 2000.

                                      IMAGEX.COM, INC.

                                      By:  /s/ RICHARD P. BEGERT
                                          -------------------------------------
                                          Richard P. Begert
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Richard P. Begert and Robin L. Krueger, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 16th day of June, 2000.


     SIGNATURE                                                       TITLE
     ---------                                                       ------


          /s/ RICHARD P. BEGERT                           President and Chief Executive Officer (Principal Executive
---------------------------------------------             Officer)
             Richard P. Begert


                                                          Chief Financial Officer, Treasurer and Assistant Secretary
            /s/ ROBIN L. KRUEGER                          (Principal Financial and Accounting Officer)
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              Robin L. Krueger


          /s/ F. JOSEPH VERSCHUEREN                       Chairman of the Board
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            F. Joseph Verschueren


           /s/ GARRETT P. GRUENER                         Director
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             Garrett P. Gruener


           /s/ ELWOOD D. HOWSE, JR.                       Director
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             Elwood D. Howse, Jr.


              /s/ WAYNE M. PERRY                          Director
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                Wayne M. Perry


            /s/ RICHARD R. SONSTELIE                      Director
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              Richard R. Sonstelie


             /s/ BERNEE D. L. STROM                       Director
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               Bernee D. L. Strom



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                                INDEX TO EXHIBITS

   Exhibit
    Number                                          Description
-----------------    ---------------------------------------------------------------------------

       5.1           Opinion of Lane Powell Spears Lubersky LLP regarding legality of the Common
                     Stock being registered

      23.1           Consent of Independent Accountants

      23.2           Consent of Lane Powell Spears Lubersky LLP (included in opinion filed as
                     Exhibit 5.1)

      24.1           Power of Attorney (see signature page)

      99.1           Amended and Restated Extensis Corporation 1994 Stock Incentive Plan